Exhibit 10.1

Execution Version

TENTH AMENDMENT AND LIMITED WAIVER

TO

AMENDED AND RESTATED CREDIT AGREEMENT

Among

KODIAK OIL & GAS (USA) INC.

as Borrower,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

and

The Lenders Signatory Hereto

Dated as of July 12, 2013

TENTH AMENDMENT AND LIMITED WAIVER TO AMENDED AND RESTATED CREDIT AGREEMENT

This Tenth Amendment and Limited Waiver to Amended and Restated Credit Agreement (this “Tenth Amendment”) dated as of July 12, 2013, is among Kodiak Oil & Gas (USA) Inc., a Colorado corporation (the “Borrower”), each of the Lenders that is a signatory hereto and Wells Fargo Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A.                                    The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 28, 2011 as amended by the First Amendment and Limited Waiver to Amended and Restated Credit Agreement, dated as of November 14, 2011, the Second Amendment to Amended and Restated Credit Agreement, dated as of November 14, 2011, the Third Amendment to Amended and Restated Credit Agreement, dated as of January 10, 2012, the Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 3, 2012, the Fifth Amendment to Amended and Restated Credit Agreement, dated as of May 11, 2012, the Sixth Amendment to Amended and Restated Credit Agreement, dated as of October 15, 2012, the Seventh Amendment to Amended and Restated Credit Agreement, dated as of January 15, 2013, the Eighth Amendment to Amended and Restated Credit Agreement, dated as of April 3, 2013 and the Ninth Amendment to Amended and Restated Credit Agreement, dated as of June 19, 2013 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.                                    The Parent previously issued unsecured Senior Notes and loaned the proceeds thereof to the Borrower pursuant to the Intercompany Notes.

C.                                    To consummate the Liberty Acquisition and effectuate the steps set forth in Recitals D through H hereof (the “Tax Restructuring”), the Borrower shall draw approximately $680,000,000 under the Credit Agreement.

D.                                    The Borrower shall use all or a portion of the proceeds of the drawing under the Credit Agreement to partially prepay the Intercompany Notes payable by the Borrower to the Parent in an aggregate principal amount of up to $680,000,000 (the “Intercompany Notes Prepayment”).

E.                                     The Parent will use the proceeds of the Intercompany Notes Prepayment to purchase preferred shares (“KOG ULC Preferred Shares”) of KOG Oil & Gas ULC, a Subsidiary of the Borrower and an unlimited liability company formed under the laws of the Province of British Columbia, Canada (“KOG ULC”), which will be subordinated to the Indebtedness pursuant to their terms and subject to a Guaranty, Put and Call Agreement between the Parent and the Borrower and acknowledged by KOG ULC and Finance LLC (the “GPC Agreement”).

F.                                      KOG ULC will use the proceeds from the issuance of the KOG ULC Preferred Shares to subscribe to common equity of KOG Finance, LLC, a wholly-owned Subsidiary and a limited liability company formed under the laws of the State of Delaware (“Finance LLC”).

G.                                    Finance LLC will loan such equity proceeds to the Borrower pursuant to an intercompany note (the “LLC Intercompany Note”) which will be subordinated to the Indebtedness pursuant to its terms.

H.                                   The Borrower will use the proceeds received pursuant to the LLC Intercompany Note to subscribe to common equity of Kodiak Williston, LLC, a wholly-owned Subsidiary of the Borrower and a limited liability company formed under the laws of the State of Delaware (“Williston”).

I.                                        Williston will use the proceeds to consummate the Liberty Acquisition.

J.                                        In order to facilitate the foregoing, the Borrower has requested, and the Administrative Agent and the Lenders party hereto have agreed, to amend and waive certain provisions of the Credit Agreement.

K.                                   The following financial institutions are awarded the title of “Co-Documentation Agent” from the date hereof: (i) BMO Harris Financing, Inc., (ii) Key Bank National Association, (iii) Royal Bank of Canada, (iv) The Bank of Nova Scotia and (v) Credit Suisse AG, Cayman Islands Branch.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Tenth Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all section references in this Tenth Amendment refer to the Credit Agreement.

Section 2.                                           Amendments to Credit Agreement

2.1                               Amendments to Section 1.02

(a)                                 Section 1.02 is hereby amended by inserting the following definitions in the appropriate alphabetical order:

“Finance LLC” has the meaning assigned in Recital F of the Tenth Amendment.

“General Security Agreement” shall mean that certain General Security Agreement, dated as of July 12, 2013 by KOG ULC.

“GPC Agreement” has the meaning assigned in Recital E of the Tenth Amendment.

“Intercompany Notes Prepayment” has the meaning assigned in Recital D of the Tenth Amendment.

“KOG ULC” has the meaning assigned in Recital E of the Tenth Amendment.

“KOG ULC Preferred Shares” has the meaning assigned in Recital E of the Tenth Amendment.

“LLC Intercompany Note” has the meaning assigned in Recital G the Tenth Amendment.

“Tax Restructuring” has the meaning in Recital C of the Tenth Amendment.

“Tenth Amendment” shall mean that certain Tenth Amendment to Amended and Restated Credit Agreement, dated as of July 12, 2013.

“Tenth Amendment Effective Date” has the meaning set forth in the Tenth Amendment.

“ULC Common Pledge Agreement” shall mean the Pledge of Equity Interests, dated as July 12, 2013 by the Borrower.

 “ULC Preferred Pledge Agreement” shall mean Pledge of Equity Interests, dated as of July 12, 2013 by the Parent.

 “Williston” has the meaning set forth in Recital H of the Tenth Amendment.

(b)                                 Section 1.02 is hereby amended by amending and restating the following definitions in their entirety as follows:

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06.  Notwithstanding anything to the contrary contained herein, the Aggregate Maximum Credit Amount is $1,500,000,000, as the same may be reduced, increased or terminated from time to time.

“Aggregate Elected Commitments” shall mean, at any time, the sum of the Elected Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.06(c). As of the Tenth Amendment Effective Date, the Aggregate Elected Commitment is $1,100,000,000.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Parent, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated, (c) the acquisition of direct or indirect Control of the Borrower by any Person or group other than the Parent or (d) the acquisition of the KOG ULC Preferred Shares by any Person other than the Parent, the Borrower or a Subsidiary; provided that Change in Control shall also mean “Change in Control” as defined in the Indenture.

“Liberty Acquisition” means the acquisition of the Liberty Assets by Williston pursuant to the Liberty Acquisition Agreement.

“Liberty Acquisition Agreement” means that certain purchase and sale agreement, dated as of June 2, 2013, between the Borrower and Liberty Resources LLC, as partially assigned to Williston.

(c)                                  Section 1.02 is hereby amended by deleting the following provision in full:

“FATCA” means Sections 1471 through 1474 of the Code and any regulations promulgated thereunder or official interpretations thereof.

2.2                               Section 3.04.  Section 3.04(c) is hereby amended by renumbering clauses (iv) and (v) as clauses (v) and (vi), respectively, and inserting a new clause (iv) as follows:

“(iv)                        Upon (A) any payment, prepayment or redemption of the Debt or other obligations outstanding (including dividends, interest and fees), or (B) any purchase of the KOG ULC Preferred Shares, in either case pursuant to the GPC Agreement, that is not made (1) with proceeds of the issuance of new Senior Notes, (2) upon a change of control as provided in the Indenture or (3) upon an asset sale as provided in the Indenture, subject to Section 3.04(c)(iii), the Borrower shall prepay the Borrowings in an aggregate principal amount up to the amount of any such payment, prepayment, redemption or purchase.”

2.3                               Section 9.01(a). Section 9.01(a) is hereby amended and restated in its entirety as follows:

“(a) Ratio of Total Debt to EBITDAX. Borrower will maintain, on the last day of each quarter, a ratio of Maximum Total Debt to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available of at the end of each fiscal quarter, of 4.0 to 1.0.  For the quarter ending September 30, 2013, EBITDAX will be calculated by multiplying EBITDAX for such quarter by 4. For the quarter ending December 31, 2013, EBITDAX will be calculated by multiplying the sum of the two quarters ending on December 31, 2013 by 2. For the quarter ending March 30, 2013, EBITDAX will be calculated by multiplying the sum of the three quarters ending on ending March 30, 2013 by 4/3 and for each quarter thereafter, EBITDAX will be calculated by adding the four quarters ending on such date.”

2.4                               Section 9.02(i).   Section 9.02(i) is hereby amended and restated in its entirety as follows:

“(i) Debt under the KOG ULC Preferred Shares and the GPC Agreement.”

2.5                               Section 9.04(a).  Section 9.04(a) is hereby amended and restated in its entirety as follows:

“(a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except that if no Event of Default has occurred and is outstanding, or would result therefrom (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Subsidiaries may declare and pay dividends and distributions ratably (with respect to each class of Equity Interest) with respect to their Equity Interests, (iii) the Borrower may make cash distributions to the Parent with respect to the payment of reasonable fees and expenses incurred in the ordinary course of business in connection with the maintenance of its corporate existence, reporting obligations, tax and accounting preparation and other similar fees and expenses, (iv) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (v) the Borrower may make regularly scheduled interest payments pursuant to the Intercompany Notes or Senior Notes or may make cash distributions to the Parent for this purpose and may make the Intercompany Notes Prepayment on the Tenth Amendment Effective Date, (vi) the Borrower may repay any Debt outstanding under the Intercompany Notes (A) in an amount not to exceed $8,000,000 with such amount to be subsequently paid by the Parent with respect to interest due on the Senior Notes on December 1, 2013, (B) with proceeds of the issuance of new Senior Notes, (C) upon a change of control as provided in the Indenture, or (D) upon an asset sale as provided in the Indenture, subject to Section 3.04(c)(iii),  (vii) the Borrower may repay any Debt outstanding under the Senior Notes (or may make cash distributions to the Parent for this purpose) (A) with proceeds of the issuance of new Senior Notes, (B) upon a change of control as provided in the Indenture or (C) upon an asset sale as provided in the Indenture, subject to Section 3.04(c)(iii), (viii) the Borrower or KOG ULC may make regularly scheduled payments at a rate not to exceed 7.6158% of the stated value of the KOG ULC Preferred Shares (provided that (a) such scheduled payments are not made more than 10 Business Days in advance of the applicable regularly scheduled interest payment dates of the Senior Notes, and (b) to the extent that such dividend payments exceed the amount necessary to make the applicable regularly scheduled interest payments on the Senior Notes, (x) such excess shall be applied towards reasonable fees and expenses permitted pursuant to clause (iii) above, and (y) any such excess amount not applied towards the payment of such fees and expenses shall not exceed $3,000,000 in the aggregate for all such excess amounts not so applied at any time outstanding), in each case, pursuant to the terms of the KOG ULC Preferred Shares and pursuant to the GPC Agreement, (ix) the Borrower may make regularly scheduled interest payments to Finance LLC pursuant to the terms of the LLC Intercompany Note, and (x) Borrower or KOG ULC may repay any Debt outstanding under the KOG ULC Preferred Shares, (A) with proceeds of the issuance of new Senior Notes, (B) upon a change of control as provided in the Indenture, or (C) upon an asset sale as provided in the Indenture, subject to Section 3.04(c)(iii).”

2.5                               Section 9.15.  Section 9.15 is hereby amended and restated as follows:

“Section 9.15                       Subsidiaries.  The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b).  The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.12(d) or, with respect to the KOG ULC Preferred Shares only, Section 9.12(h).  Neither the Borrower nor any Subsidiary shall have any Subsidiaries other than KOG ULC that are organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.”

2.6                               Section 9.20.  Section 9.20 is hereby added to the Credit Agreement immediately following Section 9.19 thereof, which Section 9.20 shall read as follows:

“Section 9.20                       Amendments to Organizational Documents.  The Borrower will not, and will not permit any Subsidiary to, amend or restate any of its or their respective organizational documents (or the terms of the KOG ULC Preferred Shares) in a manner materially adverse to the Lenders.”

2.7                               Section 9.21.  Section 9.21 is hereby added to the Credit Agreement immediately following Section 9.20 thereof, which Section 9.21 shall read as follows:

“Section 9.21                       Exercise of Common Put Option.  The Borrower will not transfer the Equity Interests it holds in KOG ULC consisting of common shares of KOG ULC to the Parent pursuant to the terms of the GPC Agreement unless (a) the Borrower has obtained the prior written consent of the Administrative Agent for such transfer, (b) the Parent has delivered a Security Instrument from the Parent pledging all such Equity Interests to the Administrative Agent for the benefit of the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, and (c) the Borrower, the Agent and the Majority Lenders have entered into a mutually agreeable amendment to the Credit Agreement subjecting KOG ULC and Finance LLC to the terms of the Credit Agreement consistent with Subsidiaries of the Borrower.”

2.8                               Annex I.  Annex I is hereby amended and restated in its entirety with Annex I attached hereto.

Section 3.                                           Waiver.      The Borrower has requested, and the Administrative Agent and the Majority Lenders hereby agree to grant, a waiver of (a) the limitations in Section 9.15 of the Credit Agreement to allow the issuance of the KOG ULC Preferred Shares to the Parent, (b) the limitations in Section 9.04(a) to allow the Intercompany Notes Prepayment in an aggregate amount not to exceed $680,000,000 and (c) the occurrence of a default or Event of Default pursuant to the failure of the Borrower to comply with the provisions of Section 9.15 or Section 8.14 with regards to KOG ULC.

Section 4.                                           Aggregate Elected Commitments.  Pursuant to Section 2.6(c) of the Credit Agreement, the Aggregate Elected Commitments shall be increased to $1,100,000,000.  The Borrower and the Lenders agree and acknowledge that the Elected Commitment of each Lender shall be as more particularly set forth on Annex I attached hereto and that each Lender shall be deemed to have executed and delivered an Elected Commitment Increase Certificate (attached as Exhibit G to the Credit Agreement) pursuant to the terms thereof.

Section 5.                                           Borrowing Base Redetermination.  For the period from and including the Tenth Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to $1,100,000,000.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to the terms of the Credit Agreement.

Section 6.                                           Conditions Precedent.  This Amendment shall be effective upon the date of the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Tenth Amendment Effective Date”):

6.1                               Tenth Amendment.  The Administrative Agent shall have received from each Lender, each Guarantor and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this Tenth Amendment signed on behalf of such Person.

6.2                               Notes.  The Administrative Agent and each Lender shall have received duly executed Notes payable to each Lender that has requested a Note in a principal amount equal to its Maximum Credit Amount, dated as of the date hereof.

6.3                               Assumption Agreements.  KOG ULC, Finance LLC and Williston shall have each executed and delivered an Assumption Agreement under the Amended and Restated Guarantee and Collateral Agreement and modified the Schedules to such agreement as necessary.

6.4                               Amendment to Parent Guaranty.  The Parent shall have executed and delivered to the Administrative Agent an amendment to the Amended and Restated Guarantee and Pledge Agreement, dated as of October 28, 2011, between the Parent and the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

6.5                               KOG ULC Preferred Shares and Organizational Documents.  The Administrative Agent shall be satisfied with the terms of the KOG ULC Preferred Shares and the organizational documents of KOG ULC.

6.6                               Canadian Security Documents.  (a) KOG ULC shall have executed and delivered to the Administrative Agent the General Security Agreement in form and substance satisfactory to the Administrative Agent, (b) the Borrower shall have executed and delivered to the Administrative Agent the ULC Common Pledge Agreement in form and substance satisfactory to the Administrative Agent and (c) the Parent shall have executed and delivered to the Administrative Agent the ULC Preferred Pledge Agreement in form and substance satisfactory to the Administrative Agent.

6.7                               Tax Planning.  The Borrower shall have consulted with its tax advisors and auditors regarding the Restructuring to the extent it has determined necessary in its reasonable judgment.

6.8                               No Default.  No Default or Event of Default shall have occurred and be continuing as of the Tenth Amendment Effective Date.

6.9                               Opinion.  The Administrative Agent shall have received an opinion in form and substance reasonably acceptable to the Administrative Agent of (i) Dorsey & Whitney LLP, as special counsel to the Loan Parties and (ii) local counsel in British Columbia, Canada and any other jurisdictions requested by the Administrative Agent, each in form and substance acceptable to the Administrative Agent.

6.10                        Solvency.  After giving effect to the Liberty Acquisition, (i) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (ii) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (iii) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

6.11                        Third Party Consents.  All governmental and third party consents and all equityholder and board of directors (or comparable entity management body) authorizations related to the Liberty Acquisition shall have been obtained and shall be in full force and effect.

6.12                        Litigation.  There is no litigation or investigation pending or threatened that could reasonably be expected to result in a Material Adverse Effect or which could reasonably be expected to have a material adverse effect on the consummation of the Liberty Acquisition.

6.13                        Liens.  The Administrative Agent shall have received evidence satisfactory to it that all Liens on the Liberty Assets (other than Liens permitted by the Credit Agreement) have been released or terminated, subject only to the filing of applicable terminations and releases.

                                                6.14                        Mortgages.  The Administrative Agent shall be reasonably satisfied that the Security Instruments create a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on the Liberty Assets such that after giving effect thereto, the Mortgaged Properties will represent at least 80% of the total value of the Oil and Gas Properties of the Borrower after giving effect to the Liberty Acquisition.  In connection therewith, to the extent necessary, the Administrative Agent shall have received from the Borrower a duly executed and notarized amendment and/or supplement to each mortgage or such new mortgages which shall be reasonably satisfactory to the Administrative Agent in form and substance acceptable to the Administrative Agent.

6.15                        Title.                     The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of the Oil and Gas Properties evaluated by most recently delivered Reserve Report and the Liberty Reserve Report, including evidence that at least 95% of the total value of the Borrower’s Oil and Gas Properties included in the Borrowing Base, after giving effect to the Liberty Acquisition, are on Federal leases, State leases, allotted lands or land owned in fee simple.

6.16                        Liberty Acquisition.   The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that Williston is concurrently consummating the Liberty Acquisition in accordance with the terms of the Liberty Acquisition Agreement provided to the Administrative Agent on June 7, 2013, with no amendments or modifications thereto, or waiver of any provisions thereof, which would be materially adverse to the interests of the Lenders; provided that, for the avoidance of doubt, any amendment, modification or waiver that results in (i) Williston purchasing Liberty Assets with a value of less than 95% of the value of all Liberty Assets (or any exercise by Williston of any right to remove Liberty Assets with a value in excess of 5% of the total value of all of the Liberty Assets from the Liberty Acquisition) and/or (ii) a decrease in the purchase price set forth in the Liberty Acquisition Agreement of more than 5% shall be deemed to be materially adverse to the interests of the Lenders.

6.17                        Fees and Expenses.  All accrued fees and expenses of the Administrative Agent and the Lenders (including the reasonable and documented fees and expenses of counsel for the Administrative Agent) shall concurrently be paid on the Tenth Amendment Effective Date.

6.18                        Swap Agreements.  The Borrower shall have entered into Swap Agreements hedging no less than (i) 60% of the production included in the most recently delivered Production Forecast (giving pro-forma effect to the Liberty Acquisition) for fiscal year 2013 and (ii) 40% of the production included in the most recently delivered Production Forecast (giving pro-forma effect to the Liberty Acquisition) for fiscal year 2014.

6.19                        Other.  The Administrative Agent shall have received such other certificates, organizational documents, good standing certificates, agreements and authorizing resolutions, in each case in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent may request.

The Administrative Agent is hereby authorized and directed to declare this Tenth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 6 or the waiver of such conditions as permitted by Section 12.02 of the Credit Agreement.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 7.                                           Ratification and Affirmation; Representations and Warranties; Etc.                   The Borrower hereby (a) acknowledges the terms of this Tenth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Tenth Amendment: (i) all of the representations and warranties contained in each Loan Document to which the Borrower is a party are true and correct in all material respects as though made on and as of the Tenth Amendment Effective Date (unless made as of a specific earlier date, in which case, such representation or warranty was true as of such date); (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 8.                                           Miscellaneous.

8.1                               Confirmation.  The provisions of the Credit Agreement (as amended by this Tenth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Tenth Amendment.  This Tenth Amendment shall constitute a Loan Document, as such term is defined in the Credit Agreement.

8.2                               No Waiver.  Other than pursuant to Section 3, neither the execution by the Administrative Agent or the Lenders of this Tenth Amendment, nor any other act or omission by the Administrative Agent or the Lenders or their officers in connection herewith, shall be deemed a waiver by the Administrative Agent or the Lenders of any Defaults or Events of Default which may exist, which may have occurred prior to the date of the effectiveness of this Tenth Amendment or which may occur in the future under the Credit Agreement and/or the other Loan Documents.  Similarly, nothing contained in this Tenth Amendment shall directly or indirectly in any way whatsoever either: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Default or Event of Default, (b) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this Tenth Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Default or Event of Default.  Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or any other word or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as amended hereby.

8.3                               Counterparts.  This Tenth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this Tenth Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

8.4                               Successors and Assigns.  This Tenth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

8.5                               Payment of Expenses.  In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and reasonable expenses incurred in connection with this Tenth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable and documented fees and disbursements of counsel to the Administrative Agent.

8.6                               Severability.  Any provision of this Tenth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.7                               No Oral Agreement.  THIS WRITTEN TENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

8.8                               Governing Law.  THIS TENTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.9                               Amendment to Security Instruments.  By execution hereof, each Lender authorizes the Administrative Agent to execute, and consents to, such amendments and modifications of the Security Instruments (including, but not limited to, those set forth in Article 6 hereof), as the Administrative Agent deems necessary to further effectuate the intent of this Tenth Amendment and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be duly executed effective as of the date first written above.

BORROWER:	KODIAK OIL & GAS (USA) INC., a Colorado Corporation

	By:	/s/ James P. Henderson
	Name:	James P. Henderson
	Title:	Chief Financial Officer

Signature Page - 1

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, N.A., as Administrative Agent

	By:	/s/ Suzanne Ridenhour
	Name:	Suzanne Ridenhour
	Title:	Director

LENDERS:	WELLS FARGO BANK, N.A.

	By:	/s/ Suzanne Ridenhour
	Name:	Suzanne Ridenhour
	Title:	Director

Signature Page - 2

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Joseph Scott
Name:	Joseph Scott
Title:	Senior Vice President

Signature Page - 3

BMO HARRIS FINANCING, INC.

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Director

Signature Page - 4

ROYAL BANK OF CANADA

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Authorized Signatory

Signature Page - 5

THE BANK OF NOVA SCOTIA

By:	/s/ Terry Donovan
Name:	Terry Donovan
Title:	Managing Director

Signature Page - 6

SCOTIABANK, INC.

By:	/s/ J. F. Todd
Name:	J. F. Todd
Title:	Managing Director

Signature Page - 7

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Authorized Signatory

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

Signature Page - 8

COMERICA BANK

By:	/s/ Ekaterina Evseev
Name:	Ekaterina Evseev
Title:	Assistant Vice President

Signature Page - 9

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Tara McLean
Name:	Tara R. McLean
Title:	Vice President

Signature Page - 10

JPMORGAN CHASE BANK, N.A.

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

Signature Page - 11

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

Signature Page - 12

SUNTRUST BANK

By:	/s/ John Kovarik
Name:	John Kovarik
Title:	Vice President

Signature Page - 13

CADENCE BANK, N.A.

By:	/s/ Eric Broussard
Name:	Eric Broussard
Title:	Senior Vice President

Signature Page - 14

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Robert James
Name:	Robert James
Title:	Vice President

Signature Page - 15

CITIBANK, N.A.

By:	/s/ Eamon Baqui
Name:	Eamon Baqui
Title:	Vice-President

Signature Page - 16

UNION BANK, N.A.

By:	/s/ Stephen W. Warfel
Name:	Stephen W. Warfel
Title:	Senior Vice President

Signature Page - 17

BANK OF AMERICA

By:	/s/ Michael J. Clayborne
Name:	Michael J. Clayborne
Title:	Vice President

Signature Page - 18

REAFFIRMATION AND RATIFICATION: Each Guarantor hereby (a) acknowledges the terms of this Tenth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document, including each Guaranty Agreement, to which it is a party and agrees that each Loan Document, including each Guaranty Agreement,  to which it is a party remains in full force and effect as expressly amended hereby; and (c) represents and warrants to the Lenders that, as of the date hereof, after giving effect to the terms of this Tenth Amendment: (i) all of the representations and warranties contained in each Loan Document, including each Guaranty Agreement, to which such Guarantor is a party are true and correct in all material respects as though made on and as of the Tenth Amendment Effective Date (unless made as of a specific earlier date, in which case, such representation or warranty was true as of such date); (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

ACKNOWLEDGED AND RATIFIED:	KODIAK OIL & GAS CORP., a corporation continued under the laws of Yukon Territories, Canada

	By:	/s/ James P. Henderson
	Name:	James P. Henderson
	Title:	Chief Financial Officer

Acknowledgment and Ratification